Exhibit 10.5

FIRST AMENDMENT
TO THE
CATERPILLAR INC.
EXECUTIVE SHORT-TERM INCENTIVE PLAN

Caterpillar Inc. (the “Company”) established the Caterpillar Inc. Executive Short-Term Incentive Plan (the “Plan”) to retain and motivate the Chief Executive Officer and Group Presidents of the Company and other officers of the Company who have been designated to participate in the Plan by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded. The Plan was most recently amended and restated effective June 11, 2014. Pursuant to Section 6.2 of the Plan, the Company has reserved the right to amend the Plan. By this instrument, the Company amends the Plan to rename it the Caterpillar Inc. Executive Annual Incentive Plan.
1.    This First Amendment shall be effective as of December 8, 2015.
2.    The name of the Plan shall be “Caterpillar Inc. Executive Annual Incentive Plan” and the title on page 1 of the Plan shall be amended accordingly.
3.    Section 1.1 of the Plan is hereby amended and restated in its entirety to provide as follows:
“1.1    Purposes. The purpose of the Caterpillar Inc. Executive Annual Incentive Plan, as amended and restated as set forth herein (the “Plan”), is to retain and motivate the Chief Executive Officer and Group Presidents of the Company and such other officers of the Company who have been designated by the Committee to participate in the Plan for a specified Performance Period by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for the Performance Period. It is intended that amounts payable under this Plan to Participants who are “covered employees” within the meaning of Section 162(m) of the Code will constitute “qualified performance-based compensation” within the meaning of U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any Awards hereunder shall be so interpreted and construed to the maximum extent possible.”

4.    Section 1.2(t) of the Plan is hereby amended and restated in its entirety to provide as follows:

“(t)    “Plan” shall mean the Caterpillar Inc. Executive Annual Incentive Plan, as amended and restated as set forth herein, or as it may be amended from time to time.”

5.    This First Amendment amends only the provisions of the Plan as set forth herein, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and the intent of this Second Amendment.